2005



INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

No. ________ ________ *Shares*

BOND LABORATORIES, INC.

Authorized Capital Stock: 2,000 Shares - Par Value $0.01

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY BE OFFERED, SOLD, AND/OR TRANSFERRED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

This Certifies that ____________________ *is the record holder of* ____________________ *Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed or assigned.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* ________ *A.D.* ______

________________ SECRETARY

________________ PRESIDENT